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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Supplement constituting part of this Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 (the "Registration Statement") of our report dated February 28, 2005, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 18, 2005, relating to the financial statements of New York Life Insurance and Annuity Corporation Variable Annuity Separate Account III, which appear in such Supplement.

PricewaterhouseCoopers LLP

New York, New York
December 23, 2005